EXHIBIT 12.1


                                  POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Robert Oppenheimer, Esq. and Richard B. Sullivan, Esq. and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys -in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys -in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
               Pursuant to  the requirements of the  Securities Exchange
            Act of 1934, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:

                  Signature               Title                   Date

            /s HERBERT H. DOBBS    Chairman of the Board        4 May 1998
            -------------------    of Directors                ------------
            Herbert H. Dobbs

           /s KEITH E. GLEASMAN    Director; President and        5-1-98
            -------------------    Consultant to Torvec, Inc.  -----------
            Keith E. Gleasman

           /s LEE E. SAWYER        Director                       5-1-98
            -------------------                                -----------
            Lee E. Sawyer

           /s MORTON A. POLSTER    Director;                     4/30/98
            -------------------    Secretary of Torvec, Inc.   -----------
            Morton A. Polster



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                                                                 EXHIBIT 12.1



           /s JAMES A. GLEASMAN     Director, Consultant         5/1/98
            -------------------     of Torvec, Inc.            ----------
            James A. Gleasman

           /s SAMUEL M. BRONSKY     Chief Financial Officer     4/30/98
            -------------------                                ----------
            Samuel M. Bronsky
























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